Exhibit 23.1

Moors Rowland Mazars	Chartered Accountants Certified Public Accountants
Report of Independent Certified Public Accountants	34th Floor, The Lee Gardens 33 Hysan Avenue Causeway Bay, Hong Kong
Tel: (852) 2909 555 Fax: (852) 2810 0032 Email: info@mr-mazars.co.hk Website: www.mr-mazars.com.hk

Consent of Independent Certified Public Accountants

We consent to the inclusion in Form 8-K of Sun New Media Inc. dated September 18, 2005 in relation to financial statements and exhibits our report dated August 10, 2005 relating to the balance sheet of Sun New Media Group Limited, formerly known as Spearhead Group Limited as of July 11, 2005 and the related statement of operations, changes in stockholders' equity and cash flows for the period from June 6, 2005 (date of incorporation of Sun New Media Group Limited) to July 11, 2005

/s/ Moores Rowland Mazars

Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants
Hong Kong, September 22, 2005
A member of Moores Rowland International an association of independent accounting firms throughout the world	A member firm of Mazars